Exhibit 99.1

Northern Oil and Gas, Inc. Announces Closing of W Energy Acquisition

MINNEAPOLIS, MINNESOTA – October 1, 2018 - Northern Oil and Gas, Inc. (NYSE American: NOG) today announced that it has closed on the previously announced W Energy Partners acquisition, which is the largest acquisition in Northern’s history. The acquired assets consist of approximately 27.2 net producing wells and 5.9 net wells in progress, as well as approximately 10,633 core net acres in North Dakota, which the company estimates will provide approximately 51.9 net future drilling locations.

MANAGEMENT COMMENT

“The closing of our third acquisition this year shows our unwavering commitment to deliver on highly accretive acquisitions,” commented Northern’s Chief Executive Officer, Brandon Elliott. “The team has demonstrated our ability to find, fund and close deals that grow our production, cash flow and core drilling inventory. With our recently announced refinancing transactions, we have further strengthened our balance sheet and lowered interest expense. With enhanced liquidity, we have positioned the Company to continue to deliver value for all our stakeholders.”

ACQUISITION

On October 1, 2018, Northern closed the previously announced W Energy acquisition with a combination of cash and stock. Closing consideration consists of approximately $114.8 million in cash and 51,476,961 shares of Northern common stock. Additional details regarding the transaction are available in Northern’s Current Report on Form 8-K that was filed today with the SEC.

ABOUT NORTHERN OIL AND GAS

Northern Oil and Gas, Inc. is an exploration and production company with a core area of focus in the Williston Basin Bakken and Three Forks play in North Dakota and Montana.

More information about Northern Oil and Gas, Inc. can be found at www.NorthernOil.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this release regarding Northern’s financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Northern’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on Northern’s properties, Northern’s ability to acquire additional development opportunities, changes in Northern’s reserves estimates or the value thereof, general economic or industry conditions, nationally and/or in the communities in which Northern conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, Northern’s ability to raise or access capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Northern’s operations, products, services and prices.

Northern has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Northern’s control. Northern does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

CONTACT:

Nicholas O’Grady

Chief Financial Officer

(952) 476-9800

ir@northernoil.com

Source: Northern Oil and Gas, Inc.